Exhibit 99.1

Press Release #201905	FOR IMMEDIATE RELEASE	March 27, 2019

Enertopia Provides Corporate Update

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce it has closed the first tranche of CAD $143,175.99 from a Private Placement. Enertopia will be issuing 5,506,769 common shares at CAD$0.026 and 5,506,769 whole warrants that expire on March 27, 2023, with an exercise price of USD $0.04 during the four-year period.

A cash finder’s fees for CAD $13,067.60 and 502,600 full broker warrants were paid to third parties. All full broker warrants expire on March 27, 2023, with the same exercise terms as noted above.

Testing Update:

The Company is well into its systematic and complete solution testing of the drilled lithium enriched horizons. This will enable the Company to map out the subsurface horizons as per oxide and reduced horizons and further differentiate the grade of Lithium in synthetic solution that can be potentially recovered in a low CAPEX mining and processing scenario.

“We look forward to providing detailed updates as testing results are received over the coming weeks and months.” Stated President and CEO Robert McAllister

All issued shares will be subject to a hold period, for any resale into the United States under Rule 144, of six months and one day. Proceeds of the Private Placement will be used for continued Lithium Brine division development, project development and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia:

A Company focused on using modern technology to build shareholder value. Enertopia is working to establish a lithium resource and at the same time working on extracting Lithium from its synthetic brine solutions by using industry leading proven technology.

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that a lithium resource will be outlined at the Clayton Valley, NV project or the bench testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.